Exhibit 99.2
TESORO CORPORATION STOCK OPTION INDUCEMENT AWARD PROGRAM
Charles S. Parrish
Executive Vice President,
General Counsel and Secretary

Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, TX 78259
210 626 4280
210 745 4494 Fax
May 6, 2010
Private and Confidential
Gregory J. Goff
President and Chief Executive Officer
Dear Greg:
Per your employment agreement with Tesoro Corporation (the “Company”) dated March 30, 2010 (the “Employment Agreement”), you are hereby awarded the following inducement grants of long-term incentive awards (the “Awards”) effective May 3, 2010 (the “Award Date”) as detailed below. For your reference, the closing price of the Company’s common stock on May 3, 2010 was $13.66. The Awards are subject to the terms and conditions of this agreement.
Award No. 1: 7,321 shares of Company’s common stock. You are fully vested in these shares and, subject to applicable securities laws (as described in more detail below), may sell them during an authorized window period subject to your prior discussion with legal to assure compliance with the Company’s Insider Trading Policy. You will incur a tax withholding obligation in connection with this portion of the Award on the Award Date. It is a condition to the issuance of the shares to you that you pay this tax withholding obligation.
Award No. 2: 256,223 restricted stock units (“RSUs”). Each RSU represents the right to receive one share of the Company’s common stock, subject to certain restrictions set forth herein. Subject to your continued employment through each vesting date, the RSUs will vest as follows: 50% of the RSUs will vest on May 3, 2011 and the remaining 50% will vest on May 3, 2012. The units granted under this Award will remain in the custody of the Company, or its authorized delegate, until you vest in the shares. Upon vesting, the vested RSUs will be settled by crediting to your brokerage account with Fidelity

Investments one share of Company common stock per vested RSU as soon as practicable following the vesting date (and in all events no later than the date that is two and one-half (2 1/2) months after the end of the Company’s fiscal year in which the vesting date occurs) less the number of shares withheld to cover your applicable income and employment tax withholding(s).
You will have no rights of a stockholder (including, without limitation, dividend and voting rights) with respect to shares of Company common stock covered by your RSUs until the RSUs vest and the shares are issued to you.
Award No. 3: Nonqualified stock option (the “Option”) to purchase 33,513 shares of the Company’s common stock at an exercise price of $13.66, which is the fair market value of the Company’s common stock on the Award Date. You may exercise your Option at any time prior to the expiration date, to the extent you are vested in the Award, in whole or in part (but not a fraction), by giving written notice to the Company, in a form satisfactory to the Company, specifying the number of shares with respect to which you wish to exercise your Option. It is a condition to exercise that you pay the aggregate exercise price for the portion of the Option exercised (in the manner specified below), as well as the applicable income and employment tax withholding(s), to the Company. Upon exercise, you will become the record holder with respect to the purchased shares of the Company’s common stock. These shares will be credited to your brokerage account with Fidelity Investments six months after the date of exercise. Subject to your continued employment through each vesting date, the Option will vest as follows: the Option will vest with respect to 30% of the shares subject thereto on each of the first and second anniversaries of the Award Date and with respect to the remaining 40% of the shares subject thereto on the third anniversary of the Award Date. The Option will expire and no longer be exercisable on the tenth anniversary of the Award Date (i.e. May 3, 2020 (the “Expiration Date”)); provided, however, that (i) if your employment with the Company terminates prior to the Expiration Date for any reason other than your death, Total Disability (as defined in the Employment Agreement) or Retirement (as defined below), the Option will expire on the earlier of the Expiration Date and the date that is one day less than three months after the date of your termination of employment; (ii) if your employment with the Company terminates as a result of your death or Total Disability, the Option will expire on the earlier of the Expiration Date and the first anniversary of such termination of employment; and (iii) if your employment with the Company terminates as a result of your Retirement, ,the Option will expire on the earlier of the Expiration Date and the third anniversary of such termination of employment.
You may pay the exercise price and tax withholding obligation due in connection with the exercise of all or a portion of your Option with any combination of the following: (a) cash, certified check, bank draft or postal or express money order, (b) shares of the Company’s common stock with a fair market value (as determined by the Company) on the date of exercise equal to amount due, or (c) any other form of payment which is acceptable to the Company.

You will not have any rights as a stockholder with respect to shares of Company common stock covered by your Option until you exercise the Option and the shares are issued to you.
For purposes of your Option, “Retirement” means retirement in accordance with the terms of a retirement plan that is qualified under section 401(a) of the Code and maintained by the Company or an affiliate in which you are a participant.
Award No. 4: 18,302 of restricted shares of the Company’s common stock (the “Restricted Stock”). Under this Award, you are the record owner of the shares as of the Award Date. Consequently, you will have the rights of a shareholder, including voting and dividend rights, as of the Award Date. However, except as set forth below, if your employment with the Company terminates prior to you becoming 100% vested in this Award, you will forfeit your unvested shares. Subject to your continued employment through the vesting date, this Award will vest with respect to 100% of the restricted shares on May 1, 2011. The shares granted under this Award will remain in the custody of the Company, or its authorized delegate, until you vest in the shares. Upon vesting, the vested shares less the number of shares withheld to cover your applicable income and employment tax withholding(s) to the Company will be credited to your brokerage account with Fidelity Investments.
Dividends paid with respect to your unvested Restricted Stock in cash or property other than shares of Company common stock or rights to acquire shares of Company common stock will be paid to you only at such time as the vesting restrictions on the Restricted Stock are satisfied and will be paid as soon as administratively practicable following satisfaction of the vesting restrictions on the Restricted Stock (and in all instances within two and one-half (2 1/2) months after the end of the Company’s fiscal year in which the vesting date occurs). Forfeiture of the underlying Restricted Stock will result in a forfeiture of any dividends paid with respect to the Restricted Stock. Dividends paid in shares of Company common stock or rights to acquire shares of Company common stock will be added to and become a part of the Restricted Stock.
Notwithstanding anything herein to the contrary, upon a termination of your employment with the Company as described in Sections 6(a), 6(b), 6(e), or 7(a) of the Employment Agreement, the Awards will become immediately and fully vested and, with respect to the Option, exercisable upon such termination of employment. Notwithstanding anything herein to the contrary, upon a termination of your employment with the Company for Cause as described in Section 6(c) of the Employment Agreement, (i) all of the Awards granted hereunder that have not vested and, in the case of the Option, been exercised prior to the date of termination will be immediately forfeited to the Company and (ii) you will be required to repay to the Company any portion of the Awards that vested and/or were exercised prior to the date of such termination of employment.
Notwithstanding anything herein to the contrary, by signing below you are acknowledging that you understand that the shares of the Company’s common stock issued and/or issuable to you under the Awards have not been registered under the Securities Act of 1933, as amended, by reason of a specific exemption therefrom. You acknowledge that the shares of the Company’s common stock issued and/or issuable pursuant to the Awards are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, you must hold the shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. You acknowledge that the Company has no obligation to register or qualify the shares for resale. You further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares, and requirements relating to the Company which are outside of your control, and which the Company is under no obligation and may not be able to satisfy.
The existence of the Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Company’s common stock, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of the Company’s common stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of common stock outstanding, without receiving compensation therefor in money, services or property, then the number, class or series and per share price of common subject to the Awards shall be appropriately adjusted in such a manner as to entitle you to receive upon exercise of the Option or settlement of the other Awards, for the same aggregate cash consideration, the equivalent total number and class or series of stock you would have received had you exercised your Option or has the other Awards been settled in full immediately prior to the event requiring the adjustment.
In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for herein, any outstanding Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of stock or other consideration subject to such Award. The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of stock then subject to outstanding portion of the Option or other Awards.
The Awards, to the extent not yet settled by the issuance of fully vested shares of the Company’s common stock, shall not be transferable by you other than by will or under the laws of descent and distribution. The Option shall be exercisable, during your lifetime, only by you. In the discretion of the Committee, any attempt to transfer an Award other than under the terms hereof may terminate the Award.
Any question concerning the interpretation of this agreement or the Awards, any adjustments required to be made to the Awards hereunder, and any controversy that may arise with respect to the Awards will be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final, binding and conclusive.
The granting of the Awards does not constitute an employment contract, express or implied, nor impose upon the Company any obligation to employ or continue to employ you. The right of the Company to terminate your employment of any person shall not be diminished or affected by reason of the fact that the Awards have been granted, and nothing herein shall interfere with or limit in any way the right of the Company to terminate your employment at any time or for any reason not prohibited by law.
We highly value your contribution and commitment to the Company’s success and believe that these Awards provide you a financial incentive that aligns with the interests of the Company’s shareholders. Please acknowledge your agreement to the terms and conditions of this agreement and the Awards granted hereunder by signing below.
Sincerely,

/s/ Charles Parrish
Charles Parrish
Executive Vice President, General Counsel and Secretary

ACCEPTANCE/ACKNOWLEDGMENT
By signing below, I verify my acceptance of the Awards and the terms and conditions of this agreement and the Awards as set forth herein.

/s/ Gregory J. Goff	May 6, 2010
Gregory J. Goff	Date

Charles S. Parrish
Executive Vice President,
General Counsel and Secretary

Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, TX 78259
210 626 4280
210 745 4494 Fax
May 6, 2010
Private and Confidential
Gregory J. Goff
President and Chief Executive Officer
Dear Greg:
I am very pleased to inform you that, effective May 5, 2010 (the “Award Date”), the Compensation Committee of the Board of Directors of Tesoro Corporation (the “Company”), pursuant to the terms of your employment agreement dated March 30, 2010 (the “Employment Agreement”), has approved the inducement grants to you of the long-term incentive awards (the “Awards”) detailed below. The Awards are subject to the terms and conditions of this agreement.
Award No. 1: Nonqualified stock option (the “Option”) to purchase 118,000 shares of the Company’s common stock at an exercise price of $12.93, which is the fair market value of the Company’s common stock on the Award Date. You may exercise your Option at any time prior to the expiration date, to the extent you are vested in the Award, in whole or in part (but not a fraction), by giving written notice to the Company, in a form satisfactory to the Company, specifying the number of shares with respect to which your wish to exercise your Option. It is a condition to exercise that you pay the aggregate exercise price for the portion of the Option exercised (in the manner specified below), as well as the applicable income and employment tax withholding(s), to the Company. Upon exercise, you will become the record holder with respect to the purchased shares of the Company’s common stock. These shares will be credited to your brokerage account with Fidelity Investments six months after the date of exercise. Subject to your continued employment through each vesting date, the Option will vest with respect to 33%% of the shares subject thereto on each of the first three anniversaries of the Award Date. The Option will expire and no longer be exercisable on the tenth anniversary of the Award Date (i.e. May 5, 2020 (the “Expiration Date”)); provided, however, that (i) if your employment with the Company terminates prior to the Expiration Date for any reason other than your death, Total Disability (as defined in the Employment Agreement) or

Retirement (as defined below), the Option will expire on the earlier of the Expiration Date and the date that is one day less than three months after the date of your termination of employment; (ii) if your employment with the Company terminates as a result of your death or Total Disability, the Option will expire on the earlier of the Expiration Date and the first anniversary of such termination of employment; and (iii) if your employment with the Company terminates as a result of your Retirement, the Option will expire on the earlier of the Expiration Date and the third anniversary of such termination of employment.
You may pay the exercise price and tax withholding obligation due in connection with the exercise of all or a portion of your Option with any combination of the following: (a) cash, certified check, bank draft or postal or express money order, (b) shares of the Company’s common stock with a fair market value (as determined by the Company) on the date of exercise equal to amount due, or (c) any other form of payment which is acceptable to the Company.

You will not have any rights as a stockholder with respect to shares of Company common stock covered by your Option until you exercise the Option and the shares are issued to you.

For purposes of your Option, “Retirement” means retirement in accordance with the terms of a retirement plan that is qualified under section 401(a) of the Code and maintained by the Company or an affiliate in which you are a participant.

Award No. 2: 68,000 of restricted shares of the Company’s common stock (the “Restricted Stock”). Under this Award, you are the record owner of the shares as of the Award Date. Consequently, you will have the rights of a shareholder, including voting and dividend rights, as of the Award Date. However, except as set forth below, if your employment with the Company terminates prior to you becoming 100% vested in this Award, you will forfeit your unvested shares. Subject to your continued employment through each vesting date, this Award will vest with respect to 33’1/2% of the Restricted Stock on each of the first three anniversaries of the Award Date. The shares granted under this Award will remain in the custody of the Company, or its authorized delegate, until you vest in the shares. Upon vesting, the vested shares less the number of shares withheld to cover your applicable income and employment tax withholding(s) to the Company will be credited to your brokerage account with Fidelity Investments.

Dividends paid with respect to your unvested Restricted Stock in cash or property other than shares of Company common stock or rights to acquire shares of Company common stock will be paid to you only at such time as the vesting restrictions on the Restricted Stock are satisfied and will be paid as soon as administratively practicable following satisfaction of the vesting restrictions on the Restricted Stock (and in all instances within two and one-half (21/2) months after the end of the Company’s fiscal year in which the vesting date occurs). Forfeiture of the underlying Restricted Stock will result in a forfeiture of any dividends paid with respect to the Restricted Stock. Dividends paid in shares of Company common stock or rights to acquire shares of Company common stock will be added to and become a part of the Restricted Stock.
Award No. 3: $1,200,00 of performance cash units (“Performance Units”). This Award is designed to reward you for the Company achieving established objectives for shareholder return on both a relative and absolute basis. Subject to your continued employment through the vesting date, this Award will vest at the end of a thirty-three month performance period (commencing on April 1, 2010 and ending on December 31, 2012). At the end of the performance period, the Performance Units will be adjusted based on the Company’s Relative Total Shareholder Return against the Performance Peer Group and S&P 500 Index and the Absolute Total Shareholder Return of the Company’s common stock over the performance period. Should the performance threshold not be achieved at the end of the performance period, you will not receive any payment in respect of the Performance Units. For the 2010 grant, the Performance Units will be settled in cash as soon as practicable following the vesting date (and in all events no later than the date that is two and one-half (2 1/2) months after the end of the Company’s fiscal year in which the vesting date occurs). At the time of vesting and payment of the Performance Units you will be required to remit payment of the applicable income and employment tax withholding(s) to the Company, which amounts may be withheld from the payment otherwise due in respect of the Performance Units.

You will have no rights of a stockholder with respect to the Performance Units, whether or not the Performance Units vest and/or become payable hereunder.

Please refer to the attached “Summary of Key Provisions” and “Performance Payout Tables” for additional information regarding the vesting and settlement of the Performance Units, which attachments are hereby incorporated into this agreement by this reference. To the extent of any conflict between the terms and conditions of this agreement and the “Summary of Key Provisions,” the terms and conditions of this agreement shall control.
Notwithstanding anything herein to the contrary, upon a termination of your employment with the Company as described in Sections 6(a), 6(b), 6(e), or 7(a) of the Employment Agreement, the Awards will become immediately and fully vested and, with respect to the Option, exercisable upon such termination of employment. Notwithstanding anything herein to the contrary, upon a termination of your employment with the Company for Cause as described in Section 6(c) of the Employment Agreement, (i) all of the Awards granted hereunder that have not vested and, in the case of the Option, been exercised prior to the date of termination will be immediately forfeited to the Company and (ii) you will be required to repay to the Company any portion of the Awards that vested and/or were exercised prior to the date of such termination of employment.
Notwithstanding anything herein to the contrary, by signing below you are acknowledging that you understand that the shares of the Company’s common stock issued and/or issuable to you under the Awards have not been registered under the Securities Act of 1933, as amended, by reason of a specific exemption therefrom. You acknowledge that the shares of the Company’s common stock issued and/or issuable pursuant to the Awards are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, you must hold the shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. You acknowledge that the Company has no obligation to register or qualify the shares for resale. You further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares, and requirements relating to the Company which are outside of your control, and which the Company is under no obligation and may not be able to satisfy.
The existence of the Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Company’s common stock, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of the Company’s common stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of common stock outstanding, without receiving compensation therefor in money, services or property, then the number, class or series and per share price of common subject to the Awards shall be appropriately adjusted in such a manner as to entitle you to receive upon exercise of the Option or settlement of the other Awards, for the same aggregate cash consideration, the equivalent total number and class or series of stock you would have received had you exercised your Option or has the other Awards been settled in full immediately prior to the event requiring the adjustment.
In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for herein, any outstanding Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of stock or other consideration subject to such Award. The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of stock then subject to outstanding portion of the Option or other Awards.
The Awards, to the extent not yet settled by the issuance of fully vested shares of the Company’s common stock, shall not be transferable by you other than by will or under the laws of descent and distribution. The Option shall be exercisable, during your lifetime, only by you. In the discretion of the Committee, any attempt to transfer an Award other than under the terms hereof may terminate the Award.
Any question concerning the interpretation of this agreement or the Awards, any adjustments required to be made to the Awards hereunder, and any controversy that may arise with respect to the Awards will be determined by the Committee in its sole and absolute discretion. All decisions by the Committee shall be final, binding and conclusive.
The granting of the Awards does not constitute an employment contract, express or implied, nor impose upon the Company any obligation to employ or continue to employ you. The right of the Company to terminate your employment of any person shall not be diminished or affected by reason of the fact that the Awards have been granted, and nothing herein shall interfere with or limit in any way the right of the Company to terminate your employment at any time or for any reason not prohibited by law.
We highly value your contribution and commitment to the Company’s success and believe that these Awards provide you a financial incentive that aligns with the interests of the Company’s shareholders. Please acknowledge your agreement to the terms and conditions of this agreement and the Awards granted hereunder by signing below.

Sincerely,
/s/ Charles Parrish
Charles Parrish
Executive Vice President, General Counsel and Secretary

ACCEPTANCE/ACKNOWLEDGMENT
By signing below, I verify my acceptance of the Awards and the terms and conditions of this agreement and the Awards as set forth herein.

/s/ Gregory J. Goff	May 6, 2010
Gregory J. Goff	Date

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